Exhibit 23.1


                          Consent of Ernst & Young LLP



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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Delphi Financial Group, Inc. Second Amended and Restated Employee Nonqualified Stock Option Plan of our report dated February 10, 1997, with respect to the consolidated financial statements and schedules of Delphi Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Philadelphia, Pennsylvania

July 31, 1997